(j)(3)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the caption "Independent Registered Public Accounting Firm" in the Statement of Additional Information in Post-Effective Amendment Number 86 to the Registration Statement (Form N-1A, No. 811-08319) for Voya Global Bond Portfolio, VY® American Century Small-Mid Cap Value Portfolio, VY® Baron Growth Portfolio, VY® Columbia Contrarian Core Portfolio, VY® Columbia Small Cap Value II Portfolio, VY® Invesco Comstock Portfolio, VY® Invesco Equity and Income Portfolio, VY® JPMorgan Mid Cap Value Portfolio, Voya International High Dividend Low Volatility Portfolio, VY® Invesco Oppenheimer Global Portfolio (formerly, VY® Oppenheimer Global Portfolio), VY® T. Rowe Price Diversified Mid Cap Growth Portfolio, VY® T. Rowe Price Growth Equity Portfolio, Voya Solution Aggressive Portfolio, Voya Solution Balanced Portfolio, Voya Solution Conservative Portfolio, Voya Solution Income Portfolio, Voya Solution Moderately Aggressive Portfolio, Voya Solution Moderately Conservative Portfolio, Voya Solution 2020 Portfolio, Voya Solution 2025 Portfolio, Voya Solution 2030 Portfolio, Voya Solution 2035 Portfolio, Voya Solution 2040 Portfolio, Voya Solution 2045 Portfolio, Voya Solution 2050 Portfolio, Voya Solution 2055 Portfolio, Voya Solution 2060 Portfolio, Voya Solution 2065 Portfolio, Voya Index Solution Income Portfolio, Voya Index Solution 2020 Portfolio, Voya Index Solution 2025 Portfolio, Voya Index Solution 2030 Portfolio, Voya Index Solution 2035 Portfolio, Voya Index Solution 2040 Portfolio, Voya Index Solution 2045 Portfolio, Voya Index Solution 2050 Portfolio, Voya Index Solution 2055 Portfolio, Voya Index Solution 2060 Portfolio, and Voya Index Solution 2065 Portfolio.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

April 28, 2020